Exhibit 32.1

CERTIFICATION PURSUANT TO
 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Urban Ag Medical Corp. (the "Company") on Form 10-Q for the quarter ending March 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Marshall Sterman, Chief Executive Officer and interim Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 20, 2011

/s/ Marshall Sterman
Marshall Sterman
Chief Executive Officer (Principal Executive Officer) and Interim Chief Financial Officer (Principal Accounting Officer)